As filed with the Securities and Exchange Commission on January 9, 1998
                                                   REGISTRATION NO.__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          -----------------------------

                         WORLD FUEL SERVICES CORPORATION
             (exact name of registrant as specified in its charter)

          FLORIDA                                          59-2459427
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                          -----------------------------
                       700 SOUTH ROYAL POINCIANA BOULEVARD
                                    SUITE 800
                          MIAMI SPRINGS, FLORIDA 33166
                                 (305) 884-2001
          (Address of Principal Executive Offices, including Zip Code)

                         1986 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                            RALPH R. WEISER, CHAIRMAN
                       700 SOUTH ROYAL POINCIANA BOULEVARD
                                    SUITE 800
                          MIAMI SPRINGS, FLORIDA 33166
                                 (305) 884-2001
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                          -----------------------------

                                 WITH A COPY TO:
                             LUIS A. DE ARMAS, ESQ.
                                 SHUTTS & BOWEN
                                1500 MIAMI CENTER
                              201 S. BISCAYNE BLVD.
                              MIAMI, FLORIDA 33131
                                 (305) 358-6300

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------

         TITLE OF SECURITIES         AMOUNT TO BE        PROPOSED MAXIMUM           PROPOSED MAXIMUM             AMOUNT OF
          TO BE REGISTERED          REGISTERED (1)   OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE    REGISTRATION FEE (2)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per        97,248                 $6.55                    $637,515                   $194
share
--------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement covers 97,248 shares of Common Stock to be issued under the 1986 Employee Stock Option Plan. In addition, this registration statement covers an indeterminate number of additional shares of Common Stock which may be issued under said plan as a result of a stock split, stock dividend or other similar transaction.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933 based upon the exercise price of 97,248 shares of Common Stock which may be issued pursuant to options already granted under the plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      World Fuel Services Corporation (the "Company") hereby incorporates by reference in this Registration Statement the following documents filed by the Company with the Securities and Exchange Commission (the "Commission") under Commission File No. 1-9533:

      (1) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997.

      (2) The Company's Quarterly Reports on Form 10-Q for the three and six month periods ended June 30, 1997 and September 30, 1997, respectively.

      (3) The description of the Company's common stock, $.01 par value, contained in the Company's Form 8-A filed on July 27, 1990, under Section 12(b) of the Securities Exchange Act of 1934.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4:  DESCRIPTION OF SECURITIES

      Not applicable.

Item 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

Item 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 607.0850(1) of the Florida Business Corporation Act provides that a Florida corporation may indemnify any person who was or is a party to any suit or proceeding (other than an action by or in the right of the corporation), by reason of the fact that he was or is a director, officer, employee or agent of the corporation or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Section 607.0850(2) provides that a Florida corporation may indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses and certain amounts paid in settlement, not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit including appeal thereof if he acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable, unless, and only to the extent that, the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses that the court shall deem proper.

      Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 607.0850 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

      The Company's Articles of Incorporation provide that the Company shall indemnify its officers and directors, and former officers and directors, to the full extent permitted by the laws of the State of Florida.

Item 7:  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

Item 8:  EXHIBITS

 4 The description of the Company's common stock, $.01 par value, as contained in the Company's Form 8-A filed July 27, 1990, is hereby incorporated by reference
 5         Opinion of Shutts & Bowen LLP
 23.(a)    Consent of Arthur Andersen LLP
 23.(b)    Consent of Shutts & Bowen LLP

 24.(a)    Power of Attorney of Jerrold Blair
 24.(b)    Power of Attorney of Carlos Abaunza
 24.(c)    Power of Attorney of Luis Tinoco
 24.(d)    Power of Attorney of Ralph R. Feuerring
 24.(e)    Power of Attorney of John R. Benbow
 24.(f)    Power of Attorney of Phillip S. Bradley
 24.(g)    Power of Attorney of Myles Klein


Item 9.           UNDERTAKINGS

      (a)         The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Springs, State of Florida, on the 8th day of January, 1998.

                                    WORLD FUEL SERVICES CORPORATION

                                    By:  /S/ JERROLD BLAIR
                                         ------------------------
                                         Jerrold Blair, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                       TITLE                             DATE
   ---------                       -----                             ----

                               Chairman of the
                               Board of Directors
--------------------------
Ralph R. Weiser


                               President (Chief Executive
/S/ JERROLD BLAIR              Officer) and Director           January 8th, 1998
----------------------------
Jerrold Blair


/S/ CARLOS ABAUNZA             Chief Financial Officer and     January 8th, 1998
------------------------       Chief Accounting Officer
Carlos Abaunza

/S/ LUIS TINOCO*               Director                        January 8th, 1998
------------------------
Luis Tinoco

/S/ RALPH R. FEUERRING*        Director                        January 8th, 1998
------------------------
Ralph R. Feuerring

/S/ JOHN R. BENBOW*            Director                        January 8th, 1998
------------------------
John R. Benbow

/S/ PHILLIP S. BRADLEY*        Director                        January 8th, 1998
------------------------
Phillip S. Bradley

/S/ MYLES KLEIN*               Director                        January 8th, 1998
------------------------
Myles Klein

                               Director
------------------------
Michael J. Kasbar

                               Director
------------------------
Paul Stebbins

*By:  /S/ JERROLD BLAIR                                        January 8th, 1998
    ---------------------
    Jerrold Blair
    Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT    DESCRIPTION
-------    -----------

 5         Opinion of Shutts & Bowen LLP
 23.(a)    Consent of Arthur Andersen LLP
 23.(b)    Consent of Shutts & Bowen LLP
 24.(a)    Power of Attorney of Jerrold Blair
 24.(b)    Power of Attorney of Carlos Abaunza
 24.(c)    Power of Attorney of Luis Tinoco
 24.(d)    Power of Attorney of Ralph R. Feuerring
 24.(e)    Power of Attorney of John R. Benbow
 24.(f)    Power of Attorney of Phillip S. Bradley
 24.(g)    Power of Attorney of Myles Klein